EX.99.906CERT

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of the 361 Managed Futures Strategy Fund, the 361 Global Long/Short Equity Fund, the 361 Global Managed Futures Strategy Fund, the 361 Global Macro Opportunity Fund, and the 361 Market Neutral Fund, a series of Investment Managers Series Trust (the “Trust”), for the period ended April 30, 2015 (the “Report”), Maureen Quill, as President and Chief Executive Officer of the Trust, and Rita Dam, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	7/08/2015

/s/ Maureen Quill
Maureen Quill
President and Chief Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer and Chief Financial Officer